EXHIBIT (11)(b)

                         STROOCK & STROOCK & LAVAN LLP
                                180 Maiden Lane
                            New York, New York 10038



June 4, 1999

We hereby consent to the use of our legal opinion regarding the legality of issuance of shares and other matters filed as Exhibit (10) of Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A filed on July 23, 1993, which opinion is incorporated by reference as an exhibit to this Amendment to Registration Statement on Form N-14. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


STROOCK & STROOCK & LAVAN LLP